Exhibit 99.1

For Immediate Release

Del Taco Holdings, Inc. and Levy Acquisition Corp.

Announce Closing of Recapitalization

Restaurateur Larry Levy Assumes Chairmanship of Del Taco

Patrick Walsh and Eileen Aptman Selected as

Director Nominees of Post-Merger Company

Lake Forest, CA and Chicago, IL. March 23, 2015 – Del Taco Holdings, Inc. (“Del Taco” or the “Company”) and Levy Acquisition Corp. (“LAC”) (NASDAQ CM: LEVY, LEVYW, and LEVYU) announced today that Del Taco has closed its previously announced recapitalization, in advance of the planned acquisition of the Company by LAC. Restaurateur Larry Levy, the CEO and Chairman of the Board of LAC, together with his family and a group of new investors have made a private investment of $120 million in the common stock of Del Taco and now own approximately 46% of Del Taco. Mr. Levy has assumed the Chairmanship of Del Taco while Ari Levy and Steve Florsheim, both officers and directors of LAC, have also joined the Del Taco Board of Directors.

With the completion of the recapitalization, Del Taco has eliminated its subordinated debt and reduced its total debt along with the associated cost of borrowing.

Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco, commented, “The recapitalization has strengthened Del Taco financially by significantly deleveraging our Company; I am delighted that this contributed to our recent credit rating upgrades from Moody’s Investor Service and Standard & Poor’s. With the infusion of new capital, we are well positioned to accelerate the expansion of our brand and make the necessary investments to support our accelerating same store sales growth.”

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The Company’s recapitalization represents the completion of the first step of a two-step process in the merger of a subsidiary of LAC with and into Del Taco, which is expected to be completed in June 2015. In anticipation of that merger, LAC today announced that Patrick Walsh and Eileen A. Aptman would be joining its Board of Directors upon closure of the merger.

Mr. Walsh has a history of involvement in successful investments in publicly traded restaurants including Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) and Denny’s Corporation (NASDAQ: DENN). He currently serves as a director of Famous Dave’s of America, Inc. (NASDAQ: DAVE) and BJ’s Restaurants, Inc. (NASDAQ: BJRI). He also operates PW Partners, LLC an affiliate of one of the larger investors assembled by Larry Levy to complete the recapitalization of Del Taco.

Ms. Aptman is the Chief Investment Officer of Belfer Management, LLC (“Belfer”) and has served as a director and audit committee member of public and private companies. Affiliates of Belfer are also part of the investors assembled to fund the recapitalization.

Larry Levy, chairman of Del Taco and LAC, added, “We are very pleased that Patrick Walsh and Eileen Aptman will be joining our Board following the merger. They each have experience working with publicly traded restaurant companies and we will benefit from their insights and advice. Their support has been instrumental in positioning LAC for the acquisition of Del Taco this spring.”

About Levy Acquisition Corp.

Levy Acquisition Corp. is a blank check company formed in October 2013 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. In November 2013, LAC consummated its initial public offering of 15 million units, each unit consisting of one share of common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share. Aggregate proceeds of $150,000,000 from the IPO were placed in trust pending completion of LAC’s initial business combination. On March 12, 2015, LAC announced it had entered into a definitive merger agreement through which it would acquire Del Taco following a shareholder vote likely to take place in June.

For more information, please visit www.levyacquisitioncorp.com.

About Del Taco Holdings, Inc.

The Del Taco brand was founded in Southern California in 1964. By 1978, Del Taco had opened its 100th location and reached 5 states. Del Taco and its franchisees now operate approximately 550 restaurants in 16 states, serving more than 3 million guests each week. Del Taco owns just over 300 of the stores in its system with the balance owned and operated by franchisees.

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At Del Taco, menu items are made to order with fresh ingredients, including Cheddar cheese grated from 40-pound blocks, handmade pico de gallo salsa, lard-free beans slow-cooked from scratch, and marinated chicken grilled in the restaurant. The menu includes classic Mexican dishes such as tacos, burritos, quesadillas and nachos as well as American favorites including hamburgers, crinkle-cut fries and shakes.  In 2014, Del Taco celebrated its 50th anniversary and recently launched the UnFreshing Believable® campaign to communicate the lengths the company goes to in order to deliver quality, made-to-order menu items created with freshly-prepared ingredients.

For more information, please visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on LAC’s or Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LAC’s or Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger for the proposed business combination (the "Business Combination Agreement"); (2) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of LAC or other conditions to closing in the Business Combination Agreement; (3) the ability to meet NASDAQ’s listing standards following the Merger; (4) the risk that the proposed transaction disrupts current plans and operations of Del Taco as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; and (8) the possibility that Del Taco may be adversely affected by other economic, business, and/or competitive factors.

Forward-looking statements included in this release speak only as of the date of this release. Neither LAC nor Del Taco undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in LAC’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.levyacquisitioncorp.com.

Additional Information about the Merger and Where to Find It

LAC intends to file with the Securities and Exchange Commission (SEC) a preliminary proxy statement of Levy Acquisition Corp. in connection with the proposed business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. This press release does not contain all the information that should be considered concerning the business combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed business combination. LAC stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with LAC’s solicitation of proxies for the special meeting to be held to approve the business combination, as these materials will contain important information about Del Taco Holdings, Inc. and Levy Acquisition Corp. and the proposed business combination. The definitive proxy statement will be mailed to stockholders of Levy Acquisition Corp. as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC's Internet site at http://www.sec.gov, or by directing a request to: Levy Acquisition Corp., 444 North Michigan Avenue, Suite 3500, Chicago, IL 60611, attention: Sophia Stratton.

Participants in the Solicitation

Levy Acquisition Corp. and its directors and officers may be deemed participants in the solicitation of proxies to LAC’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in LAC is contained in LAC’s proxy statement that was filed with the SEC on November 21, 2014, and will also be contained in the proxy statement for the proposed business combination when available.

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Media Contacts:

Liz DiTrapano / Christine Beggan of ICR

(646) 277-1226 / (203) 682-8329

Investor Relations Contacts:

Raphael Gross / Alexis Tessier of ICR

(203) 682-8253 / (310) 954-1107

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